                                                                   EXHIBIT 3.29


                          CERTIFICATE OF INCORPORATION
                                       OF
                       BUCKEYE TECHNOLOGIES CANADA INC.


                                      I.

         The name of this corporation is Buckeye Technologies Canada Inc.

                                      II.

         The registered agent and the address of the registered office in the State of Delaware are:

                        The Corporation Service Company
                   2711 Centerville Rd., Ste. 400
                          Wilmington, Delaware 19808
                               New Castle County

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                      IV.

1. This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares which the corporation is authorized to issue is One Thousand (1,000) shares, having a par value of $1.00 per share.

2. All rights to vote and all voting powers shall be vested in the holders of the Common Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Common Stock of the corporation; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

3. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                       V.

         A director, officer, employee or agent of the corporation shall, to the full extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty to the corporation.

                                      VI.

         The name and mailing address of the incorporator is as follows:

                               Ben C. Adams. Jr.
                      Baker, Donelson, Bearman & Caldwell
                              165 Madison Avenue
                                   Suite 2000
                            Memphis, Tennessee 38103
                                 (901) 526-2000

                                      VII.

         The corporation is to have a perpetual existence.

                                     VIII.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter provided by statute and all rights conferred upon the stockholders herein are granted subject to this right.

         I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming this corporation pursuant to the Delaware General Corporation Law, do hereby declare and certify that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 27th day of December, 2000.


                                        /s/ Ben C. Adams, Jr.
                                        ---------------------------------------
                                        Ben C. Adams, Jr.
                                        Sole Incorporator